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                                                                     Exhibit 5.3


                                  June 27, 2003


Fund American Trusts I-III
c/o Fund American Companies, Inc.
One Beacon Street
Boston, Massachusetts 02108-3100

       Re: Fund American Trusts I, Fund American Trust II and Fund American Trust III

Ladies and Gentlemen:

       We have acted as special Delaware counsel for Fund American Companies, Inc., a Delaware corporation (the "Company"), and Fund American Trusts I, Fund American Trust II and Fund American Trust III, each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

       For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

       (a) The Declaration of Trust of each Trust, each dated as of October 30, 2001, among the Company and the trustees of the Trust named therein;

       (b) The Amended and Restated Declaration of Trust of each Trust, each dated as June 26, 2003, among the Company and the trustees of the Trust named therein;

       (c) A form of Amended and Restated Declaration of Trust for each Trust (including Exhibits A, B and C thereto) (collectively, the "Trust Agreements")in the forms referenced as exhibits 4.13, 4.14 and 4.15 to the Registration Statement (as defined below), to be entered into by and among the Company, as depositor, the trustees of the Trust named therein,

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Fund American Trusts I-III
June 27, 2003
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            and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust;

       (d) The Registration Statement on Form S-3 (Registration No. 333-88352), as amended by Amendment No.4 thereto, including a preliminary prospectus with respect to each Trust (the "Prospectus"), to be filed on or about June 26, 2003 (as amended, the "Registration Statement") by the Trusts, the Company and others with the Securities and Exchange Commission (the "Commission"), relating to the preferred securities of each Trust, representing undivided beneficial interests in the assets of each Trust (each, a Preferred Security" and collectively, the "Preferred Securities");

       (e) A certified copy of the Certificate of Trust for each Trust, each dated October 30, 2001, as filed with the Office of the Secretary of State of Delaware (the "Secretary of State") on October 30, 2001, each as corrected by the Corrected Certificate of Trust for each Trust, as filed with the Office of the Secretary of State on November 2, 2001 (each as so corrected, a "Certificate of Trust;" and collectively, the "Certificates of Trust"); and

       (f) A Certificate of Good Standing for each Trust, each dated June 26, 2003, obtained from the Secretary of State.

       Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

       For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

       With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

       For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the

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Fund American Trusts I-III
June 27, 2003
Page 3

Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Preferred Securities are to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement; and (viii) that Bank One Delaware, Inc. satisfies the requirements of Section 3807 of the Delaware Statutory Trust Act. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

       This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

       Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

       1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et seq.

       2. When each of the Trust Agreements shall have been duly authorized, executed and delivered by each party thereto, the Preferred Securities of each Trust will be duly authorized by each Trust Agreement and upon issuance against payment therefor will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of their respective Trust.

       3. The Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

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Fund American Trusts I-III
June 27, 2003
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       We consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                         Very truly yours,

                                         /s/ Richards, Layton & Finger P.A.


WF/DSG